Exhibit 10(iii)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 7 (“Post-Effective Amendment No. 7”) of Registration Statement File No. 333-54466 of MetLife Investors USA Separate Account A on Form N-4 to the reference to me under the caption “Legal Matters” contained in the Statement of Additional Information in Post-Effective Amendment No. 6 to Registration Statement No. 333-54466 which is incorporated by reference under this Post-Effective Amendment No. 7.

/s/ Richard C. Pearson
Richard C. Pearson, General Counsel
MetLife Investors USA Insurance Company
Newport Beach, California
July 12, 2004